Exhibit 4.1
Execution Version

WARRANT AGREEMENT

Dated as of NOVEMBER 21, 2025

between

OPENDOOR TECHNOLOGIES, INC.

and

EQUINITI TRUST COMPANY, LLC

as Warrant Agent

Warrants for
Shares of Common Stock of
OPENDOOR TECHNOLOGIES, INC.

EXHIBIT A Form of Warrant

WARRANT AGREEMENT, dated as of November 21, 2025 (this “Agreement”), between Opendoor Technologies, Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”), and Equiniti Trust Company, LLC, New York limited liability trust company, as Warrant Agent (the “Warrant Agent”) (each a “Party” and collectively, the “Parties”).

The Board of Directors (as defined below) has declared a dividend distribution (the “Warrant Distribution”) to the holders of record of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and the Other Eligible Recipients (as defined below), as of 5:00 p.m., New York City time, on November 21, 2025 (such date and time, the “Distribution Record Date”), in the form of warrants to purchase shares of Common Stock. The Company desires to issue the warrants on the terms and conditions described herein (the “Warrants”) in satisfaction of the Warrant Distribution.  The Warrants will be issued on or about November 21, 2025 (the date of the actual distribution, the “Issue Date”).

The Company desires the Warrant Agent to act on behalf of the Company in connection with the issuance, registration, transfer, exchange, exercise, redemption and cancellation of the Warrants as provided herein, and the Warrant Agent is willing to so act.

Each Party hereto agrees for the benefit of the other Party and for the equal and ratable benefit of the registered holders of the Warrants (the “Holders”):

ARTICLE I
DEFINITIONS

Section 1.01         Definitions.

“Affiliate” of any Person means any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For purposes hereof, “control” of a Person means the power, direct or indirect, to direct or cause the direction or actions of the management and policies of such Person whether by contract or otherwise.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Business Day” means day that is not (i) a Saturday, (ii) a Sunday, or (iii) a day on which banking institutions are allowed by law, regulation or executive order to be closed in the State of New York.

“Calculation Agent” means Conv-Ex Advisors Limited, or such successor Person as may be appointed by the Company to serve as calculation agent for the Warrants.

“Capital Stock” means (i) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Close of Business” means 5:00 p.m., New York City time.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Convertible Notes” means the Company’s 7.000% Convertible Senior Notes due 2030.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “OPEN <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by an Independent Advisor). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session. The Warrant Agent will not have any duty to determine the Daily VWAP.

“Definitive Warrant” means a Warrant Certificate in definitive form that is not deposited with the Depositary or with the Warrant Agent as the Warrant Custodian.

“Depositary” means The Depository Trust Company, its nominees, and their respective successors.

“Early Expiration Price Condition” for a Series of Warrants means (i) the occurrence of the first 30 consecutive VWAP Trading Day period that includes 20 Qualifying Trading Days (whether or not consecutive) for such Series of Warrants, the first of which 20 Qualifying Trading Days must fall on or after the first VWAP Trading Day immediately following the Issue Date or (ii) in the event of any Alternate Expiration Date Annulment for such Series of Warrants, the occurrence of the first 30 consecutive VWAP Trading Day period that includes 20 Qualifying VWAP Trading Days (whether or not consecutive), the first of which 20 Qualifying Trading Days must fall after the Alternate Expiration Date for such Series of Warrants in respect of which such Alternate Expiration Date Annulment occurred.

“Early Expiration Price Condition Date” for a Series of Warrants means the last of the 20 Qualifying Trading Days (whether or not consecutive) to occur in the Reference Period for such Series of Warrants.

“Early Expiration Trigger Price” means (i) for the Series K Warrants, the Series K Early Expiration Trigger Price, (ii) for the Series A Warrants, the Series A Early Expiration Trigger Price and (iii) for the Series Z Warrants, the Series Z Early Expiration Trigger Price.

“Ex-Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of shares of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange” means the Nasdaq Global Select Market or, if at the relevant time Nasdaq Global Select Market is not the principal U.S. national or regional securities exchange on which the Common Stock is listed, the principal U.S. national or regional securities exchange on which the Common Stock is listed, or if at the relevant time the Common Stock is not listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then admitted for trading.

“Exchange Act” means the U.S. Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as they may be amended from time to time.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.

“Indenture” means the indenture for the Convertible Notes dated as of May 16, 2025 between the Company and U.S. Bank Trust Company, National Association, as trustee.

“Independent Advisor” means a nationally recognized independent investment banking firm or financial advisor with appropriate expertise (which may include the person acting as the Calculation Agent or any affiliate thereof) retained by the Company at its own expense.

“Last Reported Sale Price” of the Common Stock for any day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then admitted for trading. If the Common Stock is not listed on a U.S. national or regional securities exchange or admitted for trading on another market on such day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such day from each of at least three nationally recognized independent investment banking firms selected by an Independent Advisor. The Warrant Agent will not have any duty to determine the Last Reported Sale Price.

“Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then admitted for trading, to open for trading during its regular trading session (disregarding any after-hours trading) on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“Net Exercise Period” means, with respect to any Series of Warrants, any period beginning on, the first Business Day on which the Company’s election to change the exercise method for such Series of Warrants to net exercise is deemed effective in accordance with Section 3.08(a) and ending on, the Business Day immediately preceding the first Business Day on which the Company’s election to change the exercise method for such Series of Warrants to cash exercise is deemed effective in accordance with Section 3.08(a).

“Note Conversion Amount” means, in respect of the Convertible Notes, a  number of shares of Common Stock equal to the product of (i) the Conversion Rate (as defined in the Indenture) in effect on the Distribution Record Date; and (ii) the aggregate principal amount (expressed in thousands) of Convertible Notes held by the holders of Convertible Notes on such date.

“Officer” means, with respect to the Company, the Chief Executive Officer, the President, the Chief Financial Officer, or the Chief Legal Officer and Corporate Secretary of the Company or, with respect to any other Person, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, or the Secretary or an Assistant Secretary of such Person.

“Other Eligible Recipient” means a holder of record of the Convertible Notes as of the Distribution Record Date.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“Qualifying Trading Day” for a Series of Warrants means any VWAP Trading Day on which the Daily VWAP is at least equal to the Early Expiration Trigger Price for such Series of Warrants in effect on such VWAP Trading Day.

“Record Date” means, for the purposes of Sections 4.01 and 4.02, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Reference Period” for a Series of Warrants means the 30 consecutive VWAP Trading Day period referred to in clause (i) or clause (ii) of the definition of Early Expiration Price Condition for such Series of Warrants.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal market on which the Common Stock is admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933 and the rules and regulations promulgated thereunder, as they may be amended from time to time.

“Series” means a Series of Warrants designated pursuant to this Agreement.

“Series A Early Expiration Trigger Price” is initially $15.6000, subject to adjustment concurrently with any adjustment or amendment to the Series A Warrant Exercise Rate or amendment to the Series A Warrant Exercise Price in each case in accordance with Article IV. In any adjustment or amendment to the Series A Warrant Exercise Rate, the adjusted Series A Early Expiration Trigger Price shall equal the product (rounded to the nearest whole multiple of $0.0001 (with $0.00005 being rounded upwards)) of (i) the Series A Early Expiration Trigger Price applicable immediately prior to such adjustment and (ii) a fraction, the numerator of which is the Series A Warrant Exercise Rate in effect immediately prior to such adjustment or amendment (as applicable) and the denominator of which is the Series A Warrant Exercise Rate as so adjusted or amended (as applicable), all as determined by the Calculation Agent.  In any amendment to the Series A Warrant Exercise Price, the adjusted Series A Early Expiration Trigger Price shall equal the product (rounded to the nearest whole multiple of $0.0001 (with $0.00005 being rounded upwards)) of (i) the Series A Early Expiration Trigger Price applicable immediately prior to such adjustment and (ii) a fraction, the numerator of which is the Series A Warrant Exercise Price as so amended and the denominator of which is the Series A Warrant Exercise Price in effect immediately prior to such amendment, all as determined by the Calculation Agent.

“Series A Warrant Exercise Rate” means initially one (1) share of Common Stock, subject to adjustment or amendment from time to time in accordance with Article IV.

“Series A Warrants” means the Warrants designated as Series A Warrants.

“Series K Early Expiration Trigger Price” is initially $10.8000, subject to adjustment concurrently with any adjustment or amendment to the Series K Warrant Exercise Rate or amendment to the Series K Warrant Exercise Price in each case in accordance with Article IV. In any adjustment or amendment to the Series K Warrant Exercise Rate, the adjusted Series K Early Expiration Trigger Price shall equal the product (rounded to the nearest whole multiple of $0.0001 (with $0.00005 being rounded upwards)) of (i) the Series K Early Expiration Trigger Price applicable immediately prior to such adjustment and (ii) a fraction, the numerator of which is the Series K Warrant Exercise Rate in effect immediately prior to such adjustment or amendment (as applicable) and the denominator of which is the Series K Warrant Exercise Rate as so adjusted or amended (as applicable), all as determined by the Calculation Agent.  In any amendment to the Series K Warrant Exercise Price, the adjusted Series K Early Expiration Trigger Price shall equal the product (rounded to the nearest whole multiple of $0.0001 (with $0.00005 being rounded upwards)) of (i) the Series K Early Expiration Trigger Price applicable immediately prior to such adjustment and (ii) a fraction, the numerator of which is the Series K Warrant Exercise Price as so amended and the denominator of which is the Series K Warrant Exercise Price in effect immediately prior to such amendment, all as determined by the Calculation Agent.

“Series K Warrant Exercise Rate” means initially one (1) share of Common Stock, subject to adjustment or amendment from time to time in accordance with Article IV.

“Series K Warrants” means the Warrants designated as Series K Warrants.

“Series Z Early Expiration Trigger Price” is initially $20.4000, subject to adjustment concurrently with any adjustment or amendment to the Series Z Warrant Exercise Rate or amendment to the Series Z Warrant Exercise Price in each case in accordance with Article IV. In any adjustment or amendment to the Series Z Warrant Exercise Rate, the adjusted Series Z Early Expiration Trigger Price shall equal the product (rounded to the nearest whole multiple of $0.0001 (with $0.00005 being rounded upwards)) of (i) the Series Z Early Expiration Trigger Price applicable immediately prior to such adjustment and (ii) a fraction, the numerator of which is the Series Z Warrant Exercise Rate in effect immediately prior to such adjustment or amendment (as applicable) and the denominator of which is the Series Z Warrant Exercise Rate as so adjusted or amended (as applicable), all as determined by the Calculation Agent.  In any amendment to the Series Z Warrant Exercise Price, the adjusted Series Z Early Expiration Trigger Price shall equal the product (rounded to the nearest whole multiple of $0.0001 (with $0.00005 being rounded upwards)) of (i) the Series Z Early Expiration Trigger Price applicable immediately prior to such adjustment and (ii) a fraction, the numerator of which is the Series Z Warrant Exercise Price as so amended and the denominator of which is the Series Z Warrant Exercise Price in effect immediately prior to such amendment, all as determined by the Calculation Agent.

“Series Z Warrant Exercise Rate” means initially one (1) share of Common Stock, subject to adjustment or amendment from time to time in accordance with Article IV.

“Series Z Warrants” means the Warrants designated as Series Z Warrants.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then admitted for trading; and (B) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market. If the Common Stock is not so listed or admitted for trading, then “Trading Day” means a Business Day.

“VWAP Trading Day” means a day on which (A) there is no Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then admitted for trading. If the Common Stock is not so listed or admitted for trading, then “VWAP Trading Day” means a Business Day.

“Warrant Certificate” means any Global Warrant or Definitive Warrant issued by the Company under this Agreement.

“Warrant Custodian” means the custodian with respect to a Global Warrant (as appointed by the Depositary) or any successor Person thereto.

“Warrant Exercise Price” means, (i) for the Series K Warrants, the Series K Warrant Exercise Price, (ii) for the Series A Warrants, the Series A Warrant Exercise Price and (iii) for the Series Z Warrants, the Series Z Warrant Exercise Price.

“Warrant Exercise Rate” means, (i) for the Series K Warrants, the Series K Warrant Exercise Rate, (ii) for the Series A Warrants, the Series A Warrant Exercise Rate and (iii) for the Series Z Warrants, the Series Z Warrant Exercise Rate.

“Warrant Shares” means the shares of Common Stock issuable on exercise of any Warrants.

“Whole Number” means any non-negative number, including zero, that is not a fraction or decimal.

Section 1.02         Other Definitions.

Term	Defined in Section

Additional Alternate Expiration Date Conditions	3.02(e)
Agent Members	2.01(c)(ii)
Agreement	Preamble
Alternate Expiration Date	3.02(d)
Alternate Expiration Date Annulment	3.02(f)
Common Stock	Recitals
Common Stock Shelf Registration Statement	5.01
Company	Preamble
Distribution Record Date	Recitals
Early Expiration Date	3.02(b)
Early Expiration Price Condition Notice	3.02(c)
Excluded Distribution	4.01(c)(i)
Exercise Date	3.04(a)
Exercise Notice	3.04(a)(ii)
Exercise Period	3.02(g)
Exercise Suspension Period	5.01
Expiration Date	3.02(b)
Funds	7.07
Global Warrant	2.01(a)(iii)
Holders	Recitals
Initial Warrants	2.01(a)(i)
Issue Date	Recitals
Moody’s	7.07
PDF	2.02
Reference Property	4.03

Series A Warrant Exercise Price	3.01(a)
Series K Warrant Exercise Price	3.01(a)
Series Z Warrant Exercise Price	3.01(a)
Scheduled Expiration Date	3.02(b)
Share Exchange Event	4.03
S&P	7.07
Spin-Off	4.01(c)(ii)
Stock Transfer Agent	3.05(a)
Unit of Reference Property	4.03
Valuation Period	4.01(c)(ii)
Valuation Trading Day	4.01(c)(ii)
Warrant Distribution	Recitals
Warrant Register	2.03
Warrants	Recitals

Section 1.03         Rules of Construction. Unless the text or context otherwise requires:

(a)          a defined term has the meaning assigned to it herein;

(b)         an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles as in effect from time to time;

(c)          “including” means including, without limitation;

(d)          words in the singular include the plural and words in the plural include the singular;

(e)        references to any statute, rule, standard, regulation or other law include a reference to (x) the corresponding rules and regulations and (y) each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time; and

(f)          headings to Articles, Sections and Sub-Sections in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

ARTICLE II

FORM OF WARRANT; BENEFICIAL INTERESTS

Section 2.01         Issuance and Registration.

(a)          Warrants.

(i)       The Warrants shall initially be issued as follows (the “Initial Warrants”) to:

(1)     to the registered holders of shares of Common Stock as of the Distribution Record Date, as reflected in the Company’s direct registration system for the Common Stock,  (i) one Series K Warrant for every thirty (30) shares of Common Stock held by such registered holder as of the Distribution Record Date, (ii) one Series A Warrant for every thirty (30) shares of Common Stock held by such registered holder as of the Distribution Record Date and (iii) one Series Z Warrant for every thirty (30) shares of Common Stock held by such registered holder as of the Distribution Record Date;

(2)      to the registered holders of Convertible Notes as of the Distribution Record Date as reflected in the Register (as defined in the Indenture), pursuant to Section 5.05(B) of the Indenture, without such holders having to convert their Convertible Notes, (i) one Series K Warrant for every thirty (30) shares of Common Stock included in the Note Conversion Amount for the aggregate principal amount of Convertible Notes held by such holders on the Distribution Record Date, (ii) one Series A Warrant for every thirty (30) shares of Common Stock included in the Note Conversion Amount for the aggregate principal amount of Convertible Notes held by such holders on the Distribution Record Date, and (iii) one Series Z Warrant for every thirty (30) shares of Common Stock included in the Note Conversion Amount for the aggregate principal amount of Convertible Notes held by such holders on the Distribution Record Date.

(ii)     The Warrant Agent shall allocate the Warrants to, and register the Warrants in the names of, such registered holders in accordance with the Company’s direct registration system or the Warrant Agent’s other book-entry procedures pursuant to an allocation schedule approved by the Company, and in the case of the registered holders of Convertible Notes, in cooperation with the trustee under the Indenture. Any Warrants registered through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures shall be issued in uncertificated form and shall not be represented by Warrant Certificates.

(iii)    Notwithstanding the foregoing, some or all of the Warrants may, at initial issuance or any time thereafter, be represented by one or more permanent Global Warrants, in definitive, fully registered form with the global securities legend set forth in Exhibit A hereto (each, a “Global Warrant”). Any such Global Warrant shall be deposited on behalf of the relevant Holders with the Warrant Agent, as custodian for the Depositary (or with such other custodian as the Depositary may direct), registered in the name of the Depositary or a nominee of the Depositary, and duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided.

(iv)    The Company may, subject to the provisions of this Agreement, issue additional Warrants of one or more Series with the same terms as the Initial Warrants for such Series, which additional Warrants will, subject to the foregoing, be considered to be part of the same Series of, and rank equally and ratably with all other, Warrants of such Series issued under this Agreement; provided, however, that if any such additional Warrants of such Series are not fungible, for federal securities laws purposes, with other Warrants of such Series issued under this Agreement and assigned a CUSIP number, then such additional Warrants of such Series will be identified by a separate CUSIP number or by no CUSIP number. All Warrants issued pursuant to this Agreement will be equally and ratably entitled to the benefits of this Agreement, without preference or priority.

(b)        Definitive Warrants. Holders of Warrants or holders of beneficial interests in any Global Warrant will not be entitled to physical delivery of Definitive Warrants (except as provided in Section 2.05).

(c)          Procedures for Global Warrants. This Section 2.01(c) shall apply only to any Global Warrant deposited with or on behalf of the Depositary.

(i)      If any Warrants are to be represented by a Global Warrant, then the Company shall execute and the Warrant Agent shall, in accordance with Section 2.02, countersign and deliver initially one or more Global Warrants that (a) shall be registered in the name of the Depositary for such Global Warrant or Global Warrants or of the nominee of the Depositary and (b) shall be delivered by the Warrant Agent to the Depositary or pursuant to the Depositary’s instructions or held by the Warrant Agent as custodian for the Depositary.

(ii)     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Agreement with respect to any Global Warrant held on their behalf by the Depositary or by the Warrant Agent as the custodian of the Depositary or under such Global Warrant, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary, or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Warrant.

(d)        No Fractional Warrants. The Company shall not issue fractional Warrants or distribute Warrant Certificates which evidence fractional Warrants. If any fractional Warrant would otherwise be required to be issued or distributed pursuant to the Warrant Distribution, then the Company or the Warrant Agent, as applicable, to the extent reasonably practicable, shall first aggregate the total number of Warrants to be issued to the relevant holder of Common Stock or Other Eligible Recipient and then round down the total number to the nearest Whole Number and no cash or other adjustment will be made in lieu of the fraction of a Warrant so rounded down.

Section 2.02       Warrant Certificates. If any Warrant Certificates are issued hereunder, then at least one Officer shall sign such Warrant Certificates for the Company by manual, facsimile or portable document format (“PDF”) signature or by means of other electronic transmission.

(a)         If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid, nevertheless.

(b)          At any time and from time to time after the execution of this Agreement, the Warrant Agent shall, upon receipt of a written order of the Company signed by an Officer of the Company, countersign, either by manual, facsimile, PDF signature or by means of other electronic transmission, and issue a Warrant Certificate evidencing the number of Warrants specified in such order. Such order shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned, whether such Warrant Certificate is to be a Global Warrant or a Definitive Warrant, and the number of Warrants then authorized. Each Warrant shall be dated as of the date of its countersignature.

(c)          The Warrants (whether or not evidenced by a Warrant Certificate) shall not be valid until registered on the Warrant Register.

Section 2.03       Warrant Register. The Warrants shall be issued in registered form only. Upon the receipt of all relevant information from the Company or its agents, the Warrant Agent shall keep a register (the “Warrant Register”) of the Warrants (and Warrant Certificates, if applicable) and of their transfer and exchange. The Warrant Register shall show the names and addresses of the respective Holders and the date and number of Warrants owned by such Holders (as evidenced on the face of each of the Warrant Certificates, if applicable). The Holder of any Global Warrant will be the Depositary or a nominee in whose name the Global Warrant is registered.

The Company and the Warrant Agent may deem and treat the Person in whose name the Warrants are registered in the Warrant Register as the absolute owner of such Warrants for all purposes and regardless of any notice to the contrary.

Section 2.04         Transfer and Exchange.

(a)          Transfer and Exchange of Warrants.

(i)       The transfer and exchange of Warrants or beneficial interests therein shall be effected through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures and, in the case of any Global Warrants, the Depositary, in each case in accordance with this Agreement and the procedures of the Warrant Agent and, as applicable, the Depositary therefor. The Company may instruct the Warrant Agent from time to time that Warrants held by a member of the Board of Directors, an Officer of the Company or an Affiliate of the Company are subject to restrictions on transfers or exchanges related to compliance with applicable securities laws, in which case the Warrant Agent shall not permit the transfer or exchange of such Warrants without the consent of the Company.

(ii)      Except as set forth in Section 2.04(a)(iii), a Global Warrant may only be transferred as a whole, and not in part, and only by (x) the Depositary to a nominee of the Depositary, (y) a nominee of the Depositary to the Depositary or another nominee of the Depositary or (z) the Depositary or any such nominee to a successor Depositary or its nominee.

(iii)    In the event that a Global Warrant is exchanged and transferred for Definitive Warrants pursuant to Section 2.05, such Warrants may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.04 and such other procedures as may from time to time be adopted by the Company.

(iv)     The Warrant Agent may register the transfer of any Definitive Warrant upon written request of the Holder delivered to the Warrant Agent and surrender of the Warrant Certificates to be transferred, split up, combined or exchanged, together with the form of assignment and certificate duly executed and properly completed and such other documentation that the Company or the Warrant Agent may reasonably request, at the office of the Warrant Agent designated for such purpose. Any requested transfer of Warrants shall be accompanied by reasonable evidence of authority that may be required by the Warrant Agent of the party making such request, which evidence shall include a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association. Upon any such transfer, one or more new Definitive Warrants representing an equal aggregate number of Definitive Warrants shall be issued and the transferred certificate shall be canceled.

(b)        Cancellation or Adjustment of Global Warrant. At such time as all beneficial interests in a Global Warrant have been exchanged for Definitive Warrants, redeemed, repurchased or canceled, such Global Warrant shall be returned to the Depositary for cancellation or retained and canceled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, repurchased or canceled, the number of Warrants represented by such Global Warrant shall be reduced and an adjustment shall be made on the books and records of the Warrant Agent (if it is then the Warrant Custodian for such Global Warrant) with respect to such Global Warrant, by the Warrant Agent, to reflect such reduction.

(c)          Obligations with Respect to Transfers and Exchanges of Warrants.

(i)      To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, by either manual, facsimile or PDF signature or by means of other electronic transmission, any Global Warrants and Definitive Warrants, if applicable, as required subject to the provisions of Section 2.02 and this Section 2.04.

(ii)      No service charge shall be made for any registration of transfer or exchange. Any tax, assessments, or similar governmental charge payable in connection with any registration of transfer or exchange shall be paid by the Holder.

(iii)    The Company may require payment from the Holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrants. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement or any Warrant that requires the payment of taxes and/or charges unless and until the Warrant Agent is reasonably satisfied that all such payments have been made.

(iv)     Prior to the due presentation for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Person in whose name such Warrant is registered as the absolute owner of such Warrant, and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

(v)     All Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be valid obligations of the Company, entitled to the same benefits under this Agreement as the Warrants surrendered upon such transfer or exchange.

(d)         No Obligation of the Warrant Agent. The Warrant Agent shall have no responsibility or obligation to any beneficial owner of a Global Warrant, an Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Warrants or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice, or the payment of any amount, under or with respect to such Warrants. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Warrants shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Warrant). The rights of beneficial owners in any Global Warrant shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Warrant Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

Section 2.05         Definitive Warrants.

(a)          Subject to Section 2.05(e), beneficial interests in a Global Warrant deposited with the Depositary or with the Warrant Agent as custodian shall be transferred to the beneficial owners thereof in the form of Definitive Warrants in a number equal to the number of Warrants represented by such Global Warrant, in exchange for such Global Warrant, only if such transfer complies with Section 2.04 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Warrant or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each such case, a successor depositary is not appointed by the Company within ninety (90) days of such notice, or (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Agreement. In such event, the transfer, exchange or exercise of the Warrants shall be conducted in accordance with the customary procedures of the Warrant Agent.

(b)         Any Global Warrant that is transferable to the beneficial owners thereof pursuant to this Section 2.05 shall be surrendered by the Depositary to the Warrant Agent, to be so transferred, in whole or from time to time in part, without charge, and the Warrant Agent shall countersign, by either manual, facsimile or PDF signature or by means of other electronic transmission, and deliver to each beneficial owner in the name of such beneficial owner, upon such transfer of each portion of such Global Warrant, Definitive Warrants evidencing a number of Warrants equivalent to such beneficial owner’s beneficial interest in such Global Warrant. The Warrant Agent shall register such transfer in the Warrant Register, and upon such transfer the surrendered Global Warrant shall be canceled by the Warrant Agent. Any such Definitive Warrants shall bear such restrictive legends as the Company may instruct.

(c)         Subject to the provisions of Section 2.05(b), the registered Holder of a Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that such Holder is entitled to take under this Agreement or the Warrants.

(d)        In the event of the occurrence of either of the events specified in Section 2.05(a), the Company will promptly make available to the Warrant Agent a reasonable supply of Definitive Warrants in definitive, fully registered form.

(e)         The Depositary shall notify the Warrant Agent of the names and the amounts in which the Definitive Warrants will be issued. Neither the Company nor the Warrant Agent will be liable or responsible for any names or any amounts provided by the Depositary.

(f)        Notwithstanding the foregoing, in lieu of issuing a Definitive Warrant to any Person, the Warrant Agent may, upon the Company’s instruction, register Warrants in the name of such Person through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures.

Section 2.06       Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate provides proof reasonably satisfactory to the Company and the Warrant Agent that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign, by either manual, facsimile or PDF signature or by means of other electronic transmission, a replacement Warrant Certificate representing an equivalent number of Warrants, if the reasonable requirements of the Warrant Agent are met and absent notice to the Warrant Agent that such certificates have been acquired by a bona fide purchaser. Such Holder shall furnish an open penalty surety bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss that either of them may suffer if a Warrant Certificate is replaced. The Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity. The Company and the Warrant Agent may charge the Holder for their respective expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate evidences an additional obligation of the Company.

Section 2.07       Outstanding Warrants. All Warrants evidenced as outstanding in the Warrant Register shall be deemed to be outstanding for purposes of this Agreement (which, in the case of Warrants represented by Warrant Certificates, shall include all Warrant Certificates authenticated by the Warrant Agent excluding those canceled by it and those delivered to it for cancellation). A Warrant does not cease to be outstanding because an Affiliate of the Company holds the Warrant. A Warrant ceases to be outstanding if the Company holds the Warrant.

If a Warrant Certificate is replaced pursuant to Section 2.06, the Warrants evidenced thereby cease to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a protected purchaser (as defined for purposes of the Delaware Uniform Commercial Code).

Section 2.08       Cancellation. In the event the Company shall purchase or otherwise acquire Definitive Warrants, the Company may, at its option, deliver the same to the Warrant Agent for cancellation.

The Warrant Agent and no one else shall cancel all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants which have been exercised or Warrants which the Company has canceled.

Section 2.09        CUSIP Numbers. The Company has assigned a “CUSIP” number in connection with the issuance of each Series of Warrants and the Warrant Agent may use such “CUSIP” number in notices as a convenience to the Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

ARTICLE III

EXERCISE TERMS

Section 3.01         Exercise.

(a)          Each Series K Warrant shall entitle the Holder thereof to purchase, during the Exercise Period for the Series K Warrants, for each Series K Warrant evidenced thereby, (i) a number of shares of Common Stock equal to the Series K Warrant Exercise Rate in effect immediately prior to the Close of Business on the relevant Exercise Date, subject to Section 3.06, at an exercise price equal to $9.00 per Series K Warrant (subject to amendment from time to time in accordance with Section 4.06, the “Series K Warrant Exercise Price”) or (ii) if the relevant Exercise Date falls in a Net Exercise Period with respect to the Series K Warrants, a number of shares of Common Stock determined as set forth in Section 3.08 (and notwithstanding anything to the contrary in this Agreement, the Holder will not be required to pay the Series K Warrant Exercise Price in respect of such Series K Warrant). Each Series A Warrant shall entitle the Holder thereof to purchase, during the Exercise Period for the Series A Warrants, for each Series A Warrant evidenced thereby, (i) a number of shares of Common Stock equal to the Series A Warrant Exercise Rate in effect immediately prior to the Close of Business on the relevant Exercise Date, subject to Section 3.06, at an exercise price equal to $13.00 per Series A Warrant (subject to amendment from time to time in accordance with Section 4.06, the “Series A Warrant Exercise Price”) or (ii) if the relevant Exercise Date falls in a Net Exercise Period with respect to the Series A Warrants, a number of shares of Common Stock determined as set forth in Section 3.08 (and notwithstanding anything to the contrary in this Agreement, the Holder will not be required to pay the Series A Warrant Exercise Price in respect of such Series A Warrant). Each Series Z Warrant shall entitle the Holder thereof to purchase, during the Exercise Period for the Series Z Warrants, for each Series Z Warrant evidenced thereby, (i) a number of shares of Common Stock equal to the Series Z Warrant Exercise Rate in effect immediately prior to the Close of Business on the relevant Exercise Date, subject to Section 3.06, at an exercise price equal to $17.00 per Series Z Warrant (subject to amendment from time to time in accordance with Section 4.06, the “Series Z Warrant Exercise Price”) or (ii) if the relevant Exercise Date falls in a Net Exercise Period with respect to the Series Z Warrants, a number of shares of Common Stock determined as set forth in Section 3.08 (and notwithstanding anything to the contrary in this Agreement, the Holder will not be required to pay the Series Z Warrant Exercise Price in respect of such Series Z Warrant). Holders may exercise all or a portion of their Warrants or choose not to exercise any Warrants at all, or may otherwise sell or transfer their Warrants, in each case, in their sole and absolute discretion.

(b)          The applicable Warrant Exercise Price must be paid in cash except as provided in Section 3.08.

(c)         Subject (in the case of exercise of a Warrant of a Series for which a Net Exercise Period is in effect) to Section 3.08(c), the number of shares of Common Stock issuable in respect of any exercise of Warrants represented by a Global Warrant shall be determined by the Depositary (or, as may be agreed from time to time between the Calculation Agent and the Company, the Calculation Agent) in accordance with this Agreement; and provided further, however, that in the event the Company disagrees in good faith with any such calculation, the Company may make such calculation in good faith or appoint an Independent Advisor to make such calculation, and the Company’s (or, as the case may be, such Independent Advisor’s) calculation shall be determinative and final and binding on the Depositary, the Warrant Agent, the Calculation Agent, the Holders and (where such calculation is made by an Independent Advisor) the Company. Subject (in the case of exercise of a Warrant of a Series for which a Net Exercise Period is in effect) to Section 3.08(c), the number of shares of Common Stock issuable in respect of any exercise of Warrants represented through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures shall be determined by the Warrant Agent (or, as may be agreed from time to time between the Calculation Agent and the Company, the Calculation Agent) in accordance with this Agreement; and provided further, however, that in the event the Company disagrees in good faith with any such calculation, the Company may make such calculation in good faith or appoint an Independent Advisor to make such calculation, and the Company’s (or, as the case may be, such Independent Advisor’s) calculation shall be determinative and final and binding on the Warrant Agent, the Calculation Agent, the Holders and (where such calculation is made by an Independent Advisor) the Company.

Section 3.02         Exercise Period.

(a)          Subject to the terms and conditions set forth herein (including without limitation Section 3.04 and Section 5), each Series of Warrants shall be exercisable at any time and from time to time on or after the Issue Date until the Close of Business on the Expiration Date for such Series of Warrants. Notwithstanding the foregoing, the Holders will be able to exercise the Warrants of a Series only if (i) the Exercise Date does not fall in an Exercise Suspension Period and (ii) the Warrant Shares issuable upon exercise of such Series are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside. The Company may instruct the Warrant Agent in writing from time to time that Warrants held by a member of the Board of Directors, an Officer of the Company or an Affiliate of the Company are subject to further restrictions on exercise related to compliance with applicable securities laws, in which case the Warrant Agent shall not permit the exercise of such Warrants without the written consent of the Company.

(b)        Subject to the terms and conditions set forth herein (including Section 3.04, Section 4.06 and Section 5), each Series of Warrants will expire and cease to be exercisable at the Close of Business on the date (the “Expiration Date” for such Series of the Warrants) which is (i) November 20, 2026 (“Scheduled Expiration Date”) or (ii) if the Early Expiration Price Condition occurs with respect to such Series of Warrants, the Early Expiration Date for such Series of Warrants, where “Early Expiration Date” means, for any Series of the Warrants, either (x) the first Scheduled Trading Day (or, if a Net Exercise Period is in effect for such Series of Warrants, the second Scheduled Trading Day) immediately following the Early Expiration Price Condition Date for such Series of Warrants (subject to Section 3.02(h)) or (y) (if applicable) the Alternate Expiration Date for such Series of Warrants set pursuant to Section 3.02(d).

(c)         If the Early Expiration Price Condition Date for a Series of Warrants occurs, the Company will make a public announcement of such occurrence by issuance of a press release (the “Early Expiration Price Condition Notice” for such Series of Warrants) (and will give notice thereof to the Warrant Agent and the Calculation Agent) as promptly as practicable after close of the regular trading session of the Exchange (disregarding any after-hours trading) on the Early Expiration Price Condition Date for such Series of Warrants setting forth the Early Expiration Date (which may be an Alternate Expiration Date set pursuant to Section 3.02(d)) for such Series of Warrants.

(d)         The Company may, in its sole discretion, elect to set the Early Expiration Date for a Series of Warrants on any Scheduled Trading Day falling at any time after the first Scheduled Trading Day (or, if a Net Exercise Period is in effect for such Series of Warrants, the second Scheduled Trading Day) immediately following the Early Expiration Price Condition Date for such Series of Warrants (any such date, as such date may be further adjusted pursuant to Section 3.02(e), an “Alternate Expiration Date” for such Series of Warrants).  Any such Alternate Expiration Date shall be specified in the Early Expiration Price Condition Notice for such Series of Warrants, provided that such Alternate Expiration Date may be subsequently adjusted pursuant to Section 3.02(e). As a condition to making such election to set an Alternate Expiration Date for a Series of Warrants (except as set forth in Section 3.02(h)), the Company shall have, no later than the fifth (5th) Qualifying Trading Day (whether or not consecutive) for such Series of Warrants occurring in any twenty (20) consecutive VWAP Trading Day period, made a public announcement by issuance of a press release (with notice thereof to the Warrant Agent and the Calculation Agent) that the Company is reserving the right to set an Alternate Expiration Date for such Series of Warrants in the event the Early Expiration Price Condition for such Series of Warrants does occur.  For the avoidance of doubt, such election by the Company to set an Alternative Expiration Date for a Series of Warrants shall be deemed effective irrespective of whether the twenty (20) consecutive VWAP Trading Day period referred to in the immediately preceding sentence overlaps or not in any part with the Reference Period that ended on the Early Expiration Price Condition Date for such Series of Warrants.

(e)          If the Company sets an Alternate Expiration Date for a Series of Warrants, the expiration of such Series of Warrants on such Alternate Expiration Date shall be conditioned on (A) each of the two (2) Scheduled Trading Days immediately preceding such Alternate Expiration Date being a VWAP Trading Day and (B) the Daily VWAP being, on each of such two (2) VWAP Trading Days immediately preceding such Alternate Expiration Date, at least equal to the quotient obtained by dividing the Warrant Exercise Price for such Series of Warrants by the Warrant Exercise Rate for such Series of Warrants on such VWAP Trading Day ((A) and (B) above being the “Additional Alternate Expiration Date Conditions” for such Series of Warrants in respect of such Alternate Expiration Date).  As promptly as practicable after the scheduled close of the regular trading session of the Exchange (disregarding any after-hours trading) on the Scheduled Trading Day immediately preceding the Alternate Expiration Date for a Series of Warrants, the Company will make a public announcement by issuance of a press release (and will give notice thereof to the Warrant Agent and the Calculation Agent) as to whether the Additional Alternate Expiration Date Conditions for such Series of Warrants are met.  Whether or not the Additional Alternate Expiration Date Conditions for such Series of Warrants are satisfied, the Company may, in its sole discretion, in any such press release, postpone such Alternate Expiration Date for such Series of Warrants to a new Alternate Expiration Date (which, for the avoidance of doubt, shall be conditional to the Additional Alternate Expiration Date Conditions for such Series of Warrants in respect of the Alternate Expiration Date for such Series of Warrants so postponed). The Company may, in its sole discretion, by making a public announcement by issuance of a press release (and giving notice thereof to the Warrant Agent and the Calculation Agent), postpone further (on one or more occasions) such Alternate Expiration Date for such Series of Warrants to a new Alternate Expiration Date (which, for the avoidance of doubt, shall be conditional to the Additional Alternate Expiration Date Conditions for such Series of Warrants in respect of the Alternate Expiration Date so postponed).

(f)          If (i) the Additional Alternate Expiration Date Conditions for a Series of Warrants are not satisfied in respect of any Alternate Expiration Date for such Series of Warrants and (ii) the Company does not postpone such Alternate Expiration Date for such Series of Warrants as set forth in Section 3.02(e) (an “Alternate Expiration Date Annulment” in respect of such Alternate Expiration Date), the Expiration Date for such Series of Warrants will remain the Scheduled Expiration Date unless another Early Expiration Price Condition Date subsequently occurs (subject to the terms and conditions set forth herein (including without limitation Section 3.04 and Section 5)).

(g)        The “Exercise Period” for a Series of Warrants is the period during which the Warrants of such Series are exercisable in accordance with the terms and conditions set forth herein (including this Section 3.02, Section 4.06 and Section 5).

(h)         In the event that a Market Disruption Event occurs on the first Scheduled Trading Day (or, if a Net Exercise Period is in effect for such Series of Warrants, the first or second Scheduled Trading Day) immediately following the Early Expiration Price Condition Date for a Series of Warrants, then the Company may set an Alternative Expiration Date for such Series of Warrants whether or not it has complied with the condition described in the second sentence of Section 3.02(d) with respect to such Series of Warrants.

Section 3.03       Expiration. A Warrant of a Series shall terminate and become void as of the earlier of (i) the Close of Business on the Expiration Date for such Series of Warrants and (ii) the time such Warrant is exercised.

Section 3.04         Manner of Exercise.

(a)          Subject to Sections 3.02(b) and 3.03, Warrants may be exercised by a Holder in full or in part, on any Business Day (each, an “Exercise Date”) falling in the Exercise Period for such Series of Warrants, by

(i)      (x) delivery to the Warrant Agent at its office of the related Warrant Certificate, in the case of Warrants issued in certificated form, (y) delivery of the Warrant through the procedures of the Warrant Agent in the case of Warrants represented through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures or (z) delivery of the Warrant through the systems of the Depositary, in the case of Global Warrants;

(ii)      electronic delivery to the Warrant Agent of an election to purchase Warrant Shares in the applicable form included in Exhibit A (an “Exercise Notice”), duly completed and signed by the Holder; and

(iii)     unless a Net Exercise Period is in effect for the applicable Series of Warrants, payment in United States dollars by check payable to the order of the Company or the Warrant Agent or by wire transfer to the Company or the Warrant Agent of immediately available funds to an account of or for the benefit of the Company (as designated by the Company and available upon request from the Warrant Agent) in an amount equal to the applicable Warrant Exercise Price multiplied by the number of the Series of Warrants so exercised;

provided that if any of (i), (ii) or (iii) above has occurred on or after the Close of Business on any day, it shall instead be deemed to have occurred on the immediately following Business Day (subject to Sections 3.04(c) and 3.04(d)); and provided, further, that the Exercise Date shall be the first Business Day on which all of (i), (ii) and (iii) above have occurred, as determined by the Company in consultation with the Warrant Agent.  Notwithstanding anything to the contrary set forth herein, the Company may, in its sole discretion, from time to time offer the Holders or their brokers the right to deliver a notice of guaranteed delivery on the Exercise Date with respect to the Warrants in order to satisfy the delivery requirements of clause (i) above as of the Exercise Date.

(b)        In the case of a Global Warrant, any Person with a beneficial interest in such Global Warrant shall effect compliance with the requirements in Section 3.04(a)(i), (ii) and (iii) above through the relevant Agent Member in accordance with the procedures of the Depositary.

(c)         Subject to Section 3.04(d), if the purported Exercise Date of any Warrants is or is deemed to be after the Close of Business on the Expiration Date for the applicable Series of Warrants, the exercise thereof will be null and void and any funds delivered to the Warrant Agent or the Company will be returned to the Holder as soon as practicable. In no event will interest accrue on Funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants.

(d)         Notwithstanding anything to the contrary herein, any otherwise valid exercise of a Warrant submitted after any applicable deadline for exercise may, in the sole and absolute discretion of the Company, be accepted and honored. The Company’s decision with respect to any such exercise shall be determinative.

(e)         In the case of a Global Warrant, whenever some but not all of the Warrants represented by such Global Warrant are exercised in accordance with the terms thereof and of this Agreement, such Global Warrant shall be surrendered by the Holder to the Warrant Agent, which shall cause an adjustment to be made to such Global Warrant so that the number of Warrants represented thereby will be equal to the number of Warrants theretofore represented by such Global Warrant less the number of Warrants then exercised. The Warrant Agent shall thereafter promptly return such Global Warrant to the Holder or its nominee or custodian.

(f)         In the case of a Definitive Warrant or book-entry Warrant, whenever some but not all of the Warrants represented by such Definitive Warrant or book-entry Warrant are exercised in accordance with the terms thereof and of this Agreement, the Holder shall be entitled, at the request of the Holder, to receive from the Company within a reasonable time, and in any event not exceeding ten (10) Business Days, a new Definitive Warrant or book-entry statement in substantially identical form for the number of Warrants equal to the number of Warrants theretofore represented by such Definitive Warrant or book-entry statement less the number of Warrants then exercised.

(g)          If a Warrant Certificate shall have been exercised in full, the Warrant Agent shall promptly cancel such certificate following its receipt from the Holder or the Depositary, as applicable.

(h)         Unless a Net Exercise Period is in effect for a Series of Warrants, if a Common Stock Shelf Registration Statement is not effective at any time or from time to time for any reason with respect to the Warrant Shares issuable upon exercise of the Warrants of such Series, the right to exercise Warrants of such Series shall be automatically suspended until such Common Stock Shelf Registration Statement becomes effective as specified in Section 5.01.

Section 3.05         Issuance of Warrant Shares.

(a)         Subject to Section 3.02(a), upon any exercise of Warrants in compliance with this Agreement, the Company shall issue and cause the transfer agent for the Common Stock (the “Stock Transfer Agent,” which may be the Warrant Agent) to cause to be registered in the Company’s register of shareholders via the direct registration system a number of full Warrant Shares so purchased upon the exercise of such Warrants (determined in accordance with Section 3.06 or, if applicable, Section 3.08) or Units of Reference Property to which it is entitled, registered or otherwise, to the Holder or Holders entitled to receive the same or upon the written order of the Holder(s) in such name or names as the Holder(s) may designate (including any depositary institution so designated by a Holder). In no event shall the Company have the right or obligation or be required to settle the exercise of Warrants through delivery of cash in lieu of Common Stock.

(b)          Such Warrant Shares or Units of Reference Property shall be delivered after the applicable Exercise Date on the transfer agent’s standard turnaround time.

(c)         The Company hereby instructs the Warrant Agent to record the cost basis for newly issued shares (or Units of Reference Property) as the sum of (x) the then applicable Warrant Exercise Price for the applicable Series of Warrants plus (y) the Holder’s cost basis in the exercised Warrant, if any, which the Warrant Agent shall request of the Holder, if necessary.

(d)         The Depositary’s (or the Calculation Agent’s) determination of the number of shares of Common Stock (or Units of Reference Property) to be issued on any exercise of Warrants represented by a Global Warrant and the Depositary’s determination of the validity of such exercise, pursuant to this Agreement, shall govern and the Warrant Agent shall have no duty or obligation to investigate or confirm whether such determinations are accurate or correct. If performed by the Calculation Agent, the determination of the number of shares of Common Stock (or Units of Reference Property) to be issued on any exercise of Warrants represented through the Company’s direct registration system or the Warrant Agent’s other book-entry procedures shall govern and the Warrant Agent shall have no duty or obligation to investigate or confirm whether such determination is accurate or correct.

(e)         The Person in whose name any shares of Common Stock (or Units of Reference Property) shall be issuable upon exercise of a Warrant shall be treated as a stockholder of record of such shares (or holder of such Units of Reference Property) as of the Close of Business on the relevant Exercise Date, assuming the satisfaction of all conditions, including the payment of the Warrant Exercise Price. Upon the exercise of any Warrants, such Person shall no longer be a Holder of such Warrants as of the Close of Business on the relevant Exercise Date.

Section 3.06        Fractional Warrant Shares. The Company shall not be required to issue fractional shares of Common Stock (or Units of Reference Property) on the exercise of Warrants or pay cash in lieu thereof. The number of shares of Common Stock (or Units of Reference Property) that shall be issuable upon an exercise of Warrants by a Holder pursuant to any one Exercise Notice at any time shall be computed on the basis of the aggregate number of shares of Common Stock (or Units of Reference Property) which may be purchased pursuant to the Warrants being exercised by that Holder pursuant to such Exercise Notice. If any fraction of a share of Common Stock (or Units of Reference Property) would be issuable upon the exercise of Warrants pursuant to such Exercise Notice, the total number of shares of Common Stock (or Units of Reference Property) to be issued to the relevant Holder in respect of such Exercise Notice shall be rounded down to the nearest Whole Number and no cash or other adjustment will be made in lieu of the fraction of a share so rounded down.

Section 3.07         Reservation of Warrant Shares.

(a)          The Company shall at all times keep reserved out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The Company will keep a copy of this Agreement on file with the Stock Transfer Agent and will furnish to such Stock Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

(b)         The Company covenants that all Warrant Shares that may be issued upon proper exercise of the Warrants (including payment of the Warrant Exercise Price) shall, upon issue, be fully paid, nonassessable and free of preemptive rights.

(c)          The Company shall provide an opinion of counsel on or prior to the date hereof which shall state that all Warrants and Warrant Shares, as applicable, (i) were offered, sold or issued as part of a distribution exempt from the registration requirements of the Securities Act (as the case may be), (ii) were issued in compliance with all applicable state securities or “blue sky” laws, and (iii) are validly issued, fully paid and non-assessable.

Section 3.08         Net Exercise.

(a)          The Company may, in its sole discretion, (i) at any time upon at least ten (10) calendar days’ prior notice or (ii) at any time during an Exercise Suspension Period upon at least one (1) Trading Day’s notice, elect to change the exercise method for any Series of Warrants to net exercise to be effected in accordance with this Section 3.08.  Subsequent to such change of exercise method to net exercise, the Company may, in its sole discretion, at any time upon at least ten (10) calendar days’ prior notice, change such exercise method back to cash exercise to be effected in accordance with Section 3.04.  The Company shall be deemed to have provided any such notice by issuance of a press release, with a copy to the Warrant Agent and the Calculation Agent, of any such election, which shall be deemed effective on the Business Day so designated by the Company in such notice (which, for the avoidance of doubt, must be no earlier than ten (10) days or one (1) Trading Day, as applicable, after such date of such announcement as provided in the immediately preceding sentence).

(b)         Notwithstanding anything to the contrary in this Agreement, if any Warrant is exercised pursuant to Article III of this Agreement during a Net Exercise Period for such Series of Warrants, a Holder of such Series of Warrants will not be required to pay the Warrant Exercise Price to exercise such Series of Warrants and the number of Warrant Shares issuable for such exercise shall be calculated based on the following formula (subject to Section 3.08(d)):

Where:

WS	=	the number of Warrant Shares issuable for such exercise;

NW	=	the number of Warrants of such Series exercised;

WER	=	the Warrant Exercise Rate for such Series of Warrants in effect immediately prior to the Close of Business on the relevant Exercise Date;

VWAP	=	the Daily VWAP for the VWAP Trading Day immediately preceding the relevant Exercise Date, subject to the final paragraph of this Section 3.08(b); and

SP	=
the Warrant Exercise Price for such Series of Warrants divided by the Warrant Exercise Rate for such Series of Warrants, in each case in effect immediately prior to the Close of Business on the relevant Exercise Date.

provided that, if (i) the VWAP Trading Day immediately preceding the relevant Exercise Date falls prior to the Ex-Date or effective date, as the case may be, of any event giving rise to an adjustment pursuant to Section 4.01 to the Warrant Exercise Rate for such Series of Warrants, and (ii) the Warrant Exercise Rate for such Series of Warrants in effect immediately prior to the Close of Business on such Exercise Date has been so adjusted in respect of such event, “VWAP” for the purposes of the above formula shall instead be equal to the product (rounded to the nearest whole multiple of $0.0001 (with $0.00005 being rounded upwards)) of (a) the Daily VWAP for the VWAP Trading Day immediately preceding such Exercise Date and (b) a fraction, the numerator of which is the Warrant Exercise Rate for such Series of Warrants in effect immediately prior to such adjustment and the denominator of which is the Warrant Exercise Rate for such Series of Warrants as so adjusted.

(c)         Upon receipt of any Exercise Notice relating to a Series of Warrants during a Net Exercise Period for such Series, the Warrant Agent shall deliver a copy of such Exercise Notice to the Company and the Company shall promptly calculate and transmit to the Warrant Agent in writing, the number of whole Warrants to debit and the number of whole Warrant Shares issuable in connection with such exercise of such Warrants. The Warrant Agent shall have no obligation under this Agreement to calculate, the number of Warrant Shares issuable in connection with such net exercise, nor shall the Warrant Agent have any duty or obligation to investigate or confirm whether the Company’s determination of the number of Warrant Shares issuable upon such exercise, pursuant to this Section 3.08, is accurate or correct.

(d)          If the calculation for any exercise of a Warrant using the formula set forth in Section 3.08(b) would result zero or in a negative number (i.e., if VWAP is equal to or less than SP), then the number of Warrant Shares issuable for such exercise shall be zero and the Warrant so exercised shall cease to be outstanding. For the avoidance of doubt, the number of Warrant Shares issuable pursuant to this Section 3.08 shall be subject to Section 3.06.

Section 3.09        Adjustments of Prices. Whenever any provision of this Agreement requires the Company or the Calculation Agent to calculate the average of the daily Last Reported Sale Prices or Daily VWAPs over a span of multiple days (if the Calculation Agent determines in its sole discretion it is able to make such adjustment in its capacity as Calculation Agent), the Company or the Calculation Agent, as applicable, shall make appropriate adjustments, if any, to each to account for any adjustment pursuant to Section 4.01 to the applicable Warrant Exercise Rate that becomes effective, or any event requiring an adjustment pursuant to Section 4.01 to the  applicable Warrant Exercise Rate where the Ex-Date or effective date, as the case may be, of the event occurs, at any time during or after the period when the average of the Last Reported Sale Prices or Daily VWAP(s) is to be calculated. If the Calculation Agent determines in its sole discretion it is not able to make such adjustment, the Company may make such adjustment in good faith or appoint an Independent Advisor to make such adjustment, and the Company’s (or, as the case may be, such Independent Advisor’s) calculation shall be determinative and final and binding on the Warrant Agent, the Calculation Agent and the Holders.

ARTICLE IV

ADJUSTMENT AND NOTICE PROVISIONS

Section 4.01         Adjustments.

Subject to the provisions of this Article IV, the Warrant Exercise Rate for each Series of Warrants shall be subject to adjustment, without duplication, as follows:

(a)        Stock Dividends, Splits, Subdivisions, Reclassifications and Combinations. If the Company shall (i) exclusively issue shares of Common Stock to all or substantially all holders of Common Stock as a dividend or distribution on shares of the Common Stock, (ii) subdivide or reclassify the issued and outstanding shares of Common Stock into a greater number of shares, or (iii) combine, consolidate or reclassify the issued and outstanding shares of Common Stock into a smaller number of shares, then the Warrant Exercise Rate for each Series of Warrants shall be adjusted based on the following formula:

where:

WER1	=
the applicable Warrant Exercise Rate in effect at the open of business on the Ex-Date for such dividend or distribution, or at the open of business on the effective date of such subdivision, combination, consolidation or reclassification, as applicable;

WER0	=
the applicable Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution, or immediately prior to open of business on the effective date of such subdivision, combination, consolidation or reclassification, as applicable;

OS1	=
the number of shares of Common Stock outstanding immediately after, and solely as a result of giving effect to, such dividend, distribution, subdivision, combination, consolidation or reclassification, as applicable;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution or immediately prior to the open of business on the effective date of such subdivision, combination, consolidation or reclassification, as applicable (before giving effect to any such dividend, distribution, or subdivision, consolidation, combination or reclassification, as applicable).

Any adjustment made under this clause (a) shall become effective at the open of business on such Ex-Date for such dividend or distribution, or at the open of business on the effective date for such subdivision, consolidation, combination or reclassification, as applicable. If an adjustment to the Warrant Exercise Rate is made in respect of any dividend or distribution, subdivision, consolidation, combination or reclassification of the type described in this clause (a) but such dividend or distribution, subdivision, consolidation, combination or reclassification is not so paid or made, the applicable Warrant Exercise Rate shall be readjusted, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, subdivision, consolidation, combination or reclassification, to the applicable Warrant Exercise Rate that would then be in effect at such time had no such adjustment been made.

(b)          Rights Issues. If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of 10 consecutive Trading Days immediately preceding the date of announcement of such issuance, the Warrant Exercise Rate for each Series of Warrants shall be increased based on the following formula:

where:

WER1	=	the applicable Warrant Exercise Rate in effect at the open of business on the Ex-Date for such issuance;

WER0	=	the applicable Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date for such issuance;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of 10 consecutive Trading Days immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any adjustment to the applicable Warrant Exercise Rate made under this clause (b) shall be made whenever any such rights, options or warrants are issued and shall become effective at the open of business on the Ex-Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Warrant Exercise Rate shall be decreased to the applicable Warrant Exercise Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If an adjustment to the applicable Warrant Exercise Rate is made in respect of any such issuance of rights, options or warrants but such rights, options or warrants are not so issued, the applicable Warrant Exercise Rate shall be readjusted, effective as of the date the Board of Directors determines not to issue such rights, options or warrants, to the applicable Warrant Exercise Rate that would then be in effect at such time had no such adjustment been made.

For purposes of this clause (b), in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at less than such arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of 10 consecutive Trading Days immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)          Other Distributions and Spin-Offs.

(i)      Distributions Other than Spin-Offs. If the Company makes a distribution to all or substantially all holders of its Common Stock, of its Capital Stock, evidences of indebtedness, other assets or property of the Company, or rights, options or warrants to acquire its Capital Stock or other securities, excluding:

(1)       any dividends, distributions or issuances described in clause (a) above or clause (b) above;

(2)       any dividends or distributions paid exclusively in cash described in clause (d) below;

(3)      any dividends or distributions in connection with a Share Exchange Event, reclassification, change, consolidation conveyance, transfer, sale, lease or other disposition resulting in the change in the securities or property receivable upon the exercise of a warrant as described in Section 4.03;

(4)       any rights issued pursuant to a shareholders’ rights plan adopted by the Company, other than as described in clause (e);

(5)      any Spin-Offs described below in Section 4.01(c)(ii); and

(6)     any dividend or distribution by the Company of any rights, options or warrants to purchase Common Stock (each, an “Excluded Distribution”),

then the Warrant Exercise Rate for each Series of Warrants shall be increased based on the following formula:

where:

WER1	=	the applicable Warrant Exercise Rate in effect at the open of business on the Ex-Date for such distribution;

WER0	=	the applicable Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

SP0	=
the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of 10 consecutive Trading Days immediately preceding the Ex-Date for such distribution; and

FMV	=
the Fair Market Value, as of the open of business on the Ex-Date for such distribution, of the shares of Capital Stock, evidences of indebtedness, assets or property of the Company, cash, rights or warrants distributed with respect to each outstanding share of Common Stock.

Any adjustment to the applicable Warrant Exercise Rate under this clause (c)(i) shall become effective at the open of business on the Ex-Date for such distribution.

(ii)      Spin-Offs. With respect to an adjustment pursuant to this clause  (c) where there has been a payment of a dividend or other distribution by the Company to all or substantially all holders of its Common Stock (other than solely pursuant to a Share Exchange Event) in shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company that will be, upon distribution, listed or quoted on a U.S. national or regional securities exchange (a “Spin-Off”), then the Warrant Exercise Rate for each Series of Warrants shall be increased based on the following formula:

where:

WER1 = the applicable Warrant Exercise Rate in effect at the open of business on the Ex-Date of the Spin-Off;

WER0 = the applicable Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date of the Spin-Off;

FMV = the arithmetic average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock on each day which is a Trading Day for both the Common Stock and the Capital Stock or similar equity interest so distributed (each, a “Valuation Trading Day”) comprised in the period of 10 consecutive Valuation Trading Days commencing on the Ex-Date for such Spin-Off (or, if such Ex-Date is not a Valuation Trading Day, commencing on the immediately following Valuation Trading Day) (such period, the “Valuation Period”); and

SP0 = the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the Valuation Period.

Any adjustment to the applicable Warrant Exercise Rate under this clause (c)(ii) shall be made immediately after the Close of Business on the last day of the Valuation Period, but shall become effective at the open of business on the Ex-Date for the Spin-Off, subject to Section 4.02(b).

If an adjustment to the applicable Warrant Exercise Rate is made in respect of any distribution of the type described in this clause (c) but such distribution is not so made, the applicable Warrant Exercise Rate shall be readjusted, effective as of the date the Board of Directors determines not to make such distribution, to the applicable Warrant Exercise Rate that would then be in effect at such time had no such adjustment been made.

(d)         Cash Dividends or Distributions. If any cash dividend or distribution is paid to all or substantially all holders of Common Stock, then the Warrant Exercise Rate for each Series of Warrants shall be increased based on the following formula:

where:

WER1 = the applicable Warrant Exercise Rate in effect at the open of business on the Ex-Date for such dividend or distribution; and

WER0 = the applicable Warrant Exercise Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;

SP0 = the arithmetic average of the Last Reported Sale Prices of the Common Stock on each Trading Day comprised in the period of ten consecutive Trading Days immediately preceding the Ex-Date for such dividend or distribution;

C = the amount in cash per share the Company distributes to holders of the Common Stock;

Any adjustment to the applicable Warrant Exercise Rate made under this clause (d) shall become effective at the open of business on the Ex-Date for such dividend or distribution. If an adjustment to the applicable Warrant Exercise Rate is made in respect of any dividend or distribution of the type described in this clause (d) but such dividend or distribution is not so paid, the applicable Warrant Exercise Rate shall be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the applicable Warrant Exercise Rate that would then be in effect at such time had no such adjustment been made.

(e)         Shareholder Rights Plan. If the Company has a shareholder rights plan in effect upon the Exercise Date of a Warrant, each share of Common Stock, if any, issued upon such exercise shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such exercise shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any exercise, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights plan so that the Holders of Warrants would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon exercise, the applicable Warrant Exercise Rate shall be adjusted at the time of separation as if the Company had made a distribution to all holders of its Common Stock as provided in Section 4.01(b), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(f)          No Adjustments in Certain Cases:

(i)      Notwithstanding anything to the contrary in clauses (a) through (e) of Section 4.01, the Company will not be obligated to adjust the Warrant Exercise Rate for any Series on account of a transaction or other event otherwise requiring an adjustment pursuant to such clauses (other than a stock split or combination of the type set forth in Section 4.01(a)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, at the same time and upon the same terms as holders of the shares of Common Stock and solely as a result of holding the applicable Warrants in such transaction or event without having to exercise such Holder’s Warrants, as if such Holder held a number of shares of Common Stock equal to the product (rounded down to the nearest Whole Number) of (i) the Warrant Exercise Rate in effect for such Series of Warrants on the Record Date for such transaction and (ii) the number of Warrants of such Series held by it on such Record Date.

(ii)     The Company will not be required to adjust the Warrant Exercise Rate for any Series except as provided in this Section 4.01. Without limiting the foregoing, the Company will not be obligated to adjust the Warrant Exercise Rate for any Series on account of:

(1)      except as otherwise provided in Section 4.01, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than quotient obtained by dividing the Warrant Exercise Price for such Series by the Warrant Exercise Rate for such Series;

(2)     the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(3)     the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its subsidiaries;

(4)      the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date or issued in any Excluded Distribution; or

(5)      solely a change in the par value of the Common Stock.

Section 4.02         Calculation of Adjustments; Timing of Issuance of Additional Warrant Shares Upon Certain Adjustments; Adjustment Rules.

(a)         All adjustments to the applicable Warrant Exercise Rate under Section 4.01 shall be made by the Calculation Agent to the nearest whole multiple of 0.00001 (with 0.000005 being rounded upwards) share of Common Stock.

(b)        Notwithstanding anything to the contrary in this Agreement or the Warrants, (i) if the provisions of Section 4.01 shall require that an adjustment be made to the Warrant Exercise Rate of any Series of Warrants in respect of any distribution or other relevant event, and the shares of Common Stock issuable in respect of any exercise are entitled to participate in such distribution or other relevant event, such adjustment shall not be given effect for the purpose of such exercise of Warrants of such Series of Warrants and (ii) if the Exercise Date in respect of any exercise of Warrants falls after the Record Date for any Spin-Off and on or before the last day of the relevant Valuation Period, delivery of the shares of Common Stock issuable (or amount of cash payable, as applicable) pursuant to such exercise shall occur as soon as practicable after the last day of such Valuation Period.

(c)          Any adjustments pursuant to Section 4.01 shall be made successively whenever an event referred to therein shall occur.

Section 4.03         Effect of Share Exchange Event.

(a)          In case of:

(i)          any recapitalization, reclassification or change of the Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination);

(ii)         any consolidation, merger, combination or similar transaction involving the Company;

(iii)      any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety; or

(iv)        any statutory share exchange;

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, at and after the effective time of such Share Exchange Event, the right to exercise each Warrant to purchase Warrant Shares shall be changed into a right to exercise such Warrant to purchase the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Warrant Exercise Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property”, with each “Unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or acquiring Person, as the case may be, shall execute with the Warrant Agent an amendment to this Agreement permitted under Section 4.06(a)(viii) providing for such change in the right to exercise each Warrant; provided, however, that at and after the effective time of the Share Exchange Event any shares of Common Stock that the Company would have been required to deliver upon exercise of the Warrants in accordance with Section 3.05 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Share Exchange Event.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then (i) the Reference Property which a Holder of Warrants will receive upon exercise of such Warrants shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the Unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one (1) share of Common Stock. If the Unit of Reference Property includes, but does not consist entirely of, cash in such Share Exchange Event, then for all exercises of Warrants for which the relevant Exercise Date occurs after the effective date of such Share Exchange Event, (A) the payment of the Warrant Exercise Price required to exercise any Warrant shall be deducted or removed (but, for the avoidance of doubt, not deducted below zero), as applicable, by an amount equal to the product of (I) the Warrant Exercise Rate in effect on the Exercise Date and (II) the amount of cash included in such Unit of Reference Property and (B) from the cash that would otherwise be received by the Holder upon exercise of such Warrant shall be deducted or removed (but, for the avoidance of doubt, not deducted below zero), as applicable, by an amount equal to the amount so deducted from the payment of the Warrant Exercise Price pursuant to the immediately preceding clause (A). If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all exercises of Warrants for which the relevant Exercise Date occurs after the effective date of such Share Exchange Event, (A) no payment of the Warrant Exercise Price will be required to exercise any Warrant, (B) the consideration due upon exercise of each Warrant shall be solely cash in an amount equal to the excess, if any, of (I) the product of (x) the Warrant Exercise Rate in effect on the Exercise Date and (y) the price paid per share of Common Stock in such Share Exchange Event over (II) the Warrant Exercise Price and (C) the Company shall satisfy its obligation to deliver the units of Reference Property in connection with an exercise of Warrants by paying cash to exercising Holders on the fifth (5th) Business Day immediately following the relevant Exercise Date.  The Company shall notify Holders and the Warrant Agent in writing of such weighted average as soon as practicable after such determination is made.

If the Reference Property in respect of any such Share Exchange Event includes, in whole or in part, shares of Common Equity or American depositary receipts (or other interests) in respect thereof, such amendment to this Agreement described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article IV with respect to the portion of the Reference Property consisting of such Common Equity or American depositary receipts (or other interests) in respect thereof.  If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including any combination thereof), other than cash and/or cash equivalents, of a Person other than the Company or the successor or acquiring Person, as the case may be, in such Share Exchange Event, then such amendment to this Agreement shall also be executed by such other Person, if such Person is an Affiliate of the Company or the successor or acquiring Person, and shall contain such additional provisions to protect the interests of the Holders as the Company shall in good faith reasonably consider necessary by reason of the foregoing.

(b)        When the Company executes an amendment to this Agreement pursuant to subsection (a) of this Section 4.03, the Company shall promptly file with the Warrant Agent a certificate from a duly authorized Officer of the Company briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a Unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver or cause to be delivered notice thereof to all Holders. The Company shall cause notice of the execution of such amendment to this Agreement to be delivered to each Holder within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such amendment to this Agreement.

(c)          The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 4.04        Notice of Adjustments. Whenever any adjustment is made pursuant to this Article IV, the Company shall cause notice of such adjustment to be delivered to the Warrant Agent as soon as practicable following the effective date of such adjustment, such notice to include in reasonable detail (i) the reason for the adjustment, (ii) the computation of any adjustments, and (iii) the new or amended exercise terms, including, as applicable, the adjusted applicable Warrant Exercise Rate (or the number of shares or the Units of Reference Property purchasable upon exercise of each Warrant) and the Early Expiration Trigger Price for such Series of Warrants after giving effect to such adjustment. The calculations, adjustments and determinations included in the Company’s notice shall, absent manifest error, be final and binding on the Company, the Warrant Agent and the Holders. The Warrant Agent shall be entitled to rely on such notice and any adjustment therein contained and the Warrant Agent shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such notice. The Warrant Agent shall have no obligation under any section of this Agreement to determine whether an adjustment is required or to calculate any of the adjustments set forth herein. The Company shall provide notice to the Holders of any such adjustment by press release or such other method as the Company may reasonably determine adequately informs the Holders of such adjustment. The Warrant Agent shall as soon as practicable after receipt of such notice from the Company (which notice must specifically direct the Warrant Agent to perform delivery) cause a similar notice to be delivered to the Depositary pursuant to the customary procedures of the Depositary.

Section 4.05         Adjustment to Warrant Certificate. The form of Warrant Certificate for any Series of Warrants need not be changed because of any adjustment made pursuant to this Article IV, and Warrant Certificates issued after such adjustment may state the same Warrant Exercise Rate as are stated in any Warrant Certificates issued prior to such adjustment. The Company, however, may at any time in its sole discretion make any change in the form of any Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed. For the avoidance of doubt, no change to a Warrant Certificate or this Agreement as a result of an adjustment pursuant to this Article IV shall require the consent of the Holders of any Warrants or the Warrant Agent.

Section 4.06         Amendments.

(a)          The Company and the Warrant Agent, without the consent of the Holders, may from time to time and at any time amend this Agreement and/or any Warrant Certificate for one or more of the following purposes:

(i)       to cure any ambiguity, omission, defect or inconsistency;

(ii)      to provide for the assumption by a successor company in any Share Exchange Event, if applicable;

(iii)     to extend the Expiration Date for any Series of Warrants;

(iv)      to increase the Warrant Exercise Rate or decrease the Warrant Exercise Price for any Series of Warrants;

(v)      to provide for net share settlement upon exercise of any Series of Warrants in a manner other than as provided in Section 3.08;

(vi)     to make any change that does not adversely affect the rights of any Holder in any material respect;

(vii)    to provide for a successor Warrant Agent or Calculation Agent;

(viii)   in connection with any Share Exchange Event, to provide that Warrants are exercisable for Units of Reference Property;

(ix)     to comply with the rules of any applicable Depositary so long as such amendment does not adversely affect the rights of any Holder in any material respect;

(x)     to conform the provisions of this Agreement or the Warrant Certificate to the “Description of the Warrants” section of the prospectus supplement relating to the issuance and sale of shares of Common Stock upon exercise of the Warrants; or

(xi)      to provide for or confirm the issuance of additional Warrants pursuant to Section 2.01(a)(iv).

Any amendment authorized by the provisions of this Section 4.06(a) may be executed by the Company and the Warrant Agent without the consent of the Holders of any of the Warrants at the time outstanding, notwithstanding any of the provisions of Section 4.06(b). The Warrant Agent shall not unreasonably refuse to execute any such amendment proposed by the Company.

(b)        With the written consent of the Holders of a majority of the then outstanding Warrants of any Series, the Company may from time to time amend this Agreement and/or the Warrant Certificate for such Series of Warrants in a manner that has a material adverse effect on the interests of the Holders of such Series of Warrants. Notwithstanding the foregoing, in the event that any amendment would have a material adverse effect on the interests of the Holders of all Series of Warrants in the same manner, then such amendment shall require the written consent of the Holders of a majority of the then outstanding Warrants of all Series, voting as a single class. In determining whether the Holders of the required number of Warrants of a Series or of all Series of Warrants have concurred in any direction, waiver or consent, only Warrants outstanding at the time shall be considered in any such determination, and the Warrants known to the Warrant Agent to be owned by the Company shall be disregarded and deemed not to be outstanding for such purpose. The Company or the Warrant Agent may set a Record Date for any such direction, waiver or consent and only the Holders as of such Record Date shall be entitled to make or give such direction, waiver or consent.

(c)         No supplement or amendment to this Agreement or any Warrant Certificate pursuant to Section 4.06 shall be effective unless duly executed by the Warrant Agent and the Company. As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized Officer of the Company that states that the proposed amendment is in compliance with the terms of Section 4.06. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent may, but shall not be obligated to, enter into any supplement or amendment that adversely affects the Warrant Agent’s own rights, duties, immunities or obligations under this Agreement.

(d)        The Company shall provide reasonable notice to the Holders via press release or Form 8-K filing of any material amendment to this Agreement or any Warrant Certificate pursuant to this Section 4.06, and in each case materiality shall be determined by the Company using its sole reasonable discretion. The Warrant Agent shall as soon as practicable after receipt of such notice from the Company (which notice must specifically direct the Warrant Agent to perform delivery) cause a similar notice to be delivered to the Depositary pursuant to the customary procedures of the Depositary. Upon the execution of any amendment of this Agreement or the Warrant Certificate pursuant to the provisions of this Section 4.06, this Agreement and/or the applicable Warrant Certificate shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under Agreement of the Company, the Warrant Agent and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment shall be and be deemed to be part of the terms and conditions of this Agreement and the applicable Warrant Certificate for any and all purposes.

ARTICLE V

REGISTRATION OF WARRANT SHARES

Section 5.01       Effectiveness of Registration Statement. The Company shall use commercially reasonable efforts to cause a shelf registration statement (including, at the Company’s election, an existing registration statement or a replacement thereof), filed pursuant to Rule 415 (or any successor provision) of the Securities Act, covering the issuance of Warrant Shares to the Holders upon exercise of each Series of Warrants by the Holders thereof (the “Common Stock Shelf Registration Statement”) to, subject to certain exceptions, (i) become effective as promptly as reasonably practicable after the date of this Agreement and (ii) remain effective at least until the earlier of (x) such time as all Warrants have been exercised and (y) the Close of Business on the latest Expiration Date for all Series of Warrants. The Company shall promptly inform the Warrant Agent of any change in the status of the effectiveness or availability of the Common Stock Shelf Registration Statement. For the avoidance of doubt, no Warrants shall be exercisable at any time until a Common Stock Shelf Registration Statement becomes effective. If a Common Stock Shelf Registration Statement is not effective at any time or from time to time for any reason, then the right to exercise each Series of Warrants shall (unless there is a Net Exercise Period in effect for such Series of Warrants) be automatically suspended until such Common Stock Shelf Registration Statement becomes effective (any such period (which, for the avoidance of doubt, shall exclude any Net Exercise Period with respect of such Series of Warrants), an “Exercise Suspension Period” for such Series of Warrants). As promptly as practicable upon each occurrence of an Exercise Suspension Period for any Series of Warrants, the Company shall provide notice by press release, with a copy to the Warrant Agent and the Calculation Agent, of such Exercise Suspension Period. Notwithstanding anything to the contrary in this Agreement, (i) no calculation of the Daily VWAP for purposes of determining the Early Expiration Price Condition for any Series of Warrants shall occur during any Exercise Suspension Period for such Series of Warrants, and (ii) if the Expiration Date for such Series of Warrants would otherwise fall in an Exercise Suspension Period, the Expiration Date for such Series of Warrants shall be delayed by the number of days comprised in such Exercise Suspension Period for such Series of Warrants.

Section 5.02        Suspension. The Company shall be entitled to suspend the availability of the Common Stock Shelf Registration Statement from time to time if the Board of Directors determines in the exercise of its reasonable judgment that such suspension is necessary or desirable, as determined by the Company in its sole discretion, and provides notice via press release that such determination was made to the Warrant Agent and Holders of the Warrants (provided that, upon request by the Company, the Stock Transfer Agent will deliver a copy of such notice to the Depositary pursuant to the customary procedures of the Depositary) and any such suspension period shall be treated as an Exercise Suspension Period for any Series of Warrants with respect to which no Net Exercise Period is then in effect. In no event shall the Company be required to disclose the business purpose for such suspension if the Company determines in good faith that such business purpose should remain confidential.

Section 5.03        Expenses. Subject to Section 2.04(c)(ii), all expenses incurred directly by the Company that are incident to the Company’s performance of or compliance with its obligations under this Article V relating to the issuance of the Warrant Shares will be borne by the Company, including, without limitation: (i) all SEC, stock exchange or Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred by the Company in connection with its compliance with state securities or blue sky laws, (iii) all expenses of any Persons incurred by or on behalf of the Company with the prior written consent of the Company in preparing or assisting in preparing, printing and distributing the Common Stock Shelf Registration Statement or any other registration statement, prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Article V, (iv) the fees and disbursements of counsel for the Company and (v) the fees and disbursements of the independent public accountants of the Company.

ARTICLE VI

RESERVED

ARTICLE VII

WARRANT AGENT

Section 7.01        Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

Section 7.02         Rights and Duties of Warrant Agent.

(a)         Agent for the Company. In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any Holder or beneficial owner of the Warrants. All fees and expenses due the Warrant Agent shall be paid to the Warrant Agent by the Company. The Warrant Agent shall have no duty to determine which costs, if any, under this Agreement shall be borne by the Holders or by the Company.

(b)         Counsel. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel to the Company) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith (which bad faith must be determined by a final non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) and in accordance with the advice of such counsel.

(c)        Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(d)         No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder that may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

(e)          Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the Warrant Exercise Rate, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same, or with respect to any new exercise terms, or with respect to calculations of any adjustments or any amounts due in connection with any exercise of the Warrants. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article IV, and the Warrant Agent makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Warrant Shares upon the surrender of any Warrant Certificate for the purpose of exercise, nor shall the Warrant Agent be liable for any liquidated damages or any other damages associated therewith.

(f)          No Liability for Interest. The Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

(g)         Agents and Attorneys. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or subcontractors or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) in the selection or continued employment thereof.

(h)         Medallion Guarantee. The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (i) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (ii) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

Section 7.03        Individual Rights of Warrant Agent. The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniary interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

Section 7.04        Warrant Agent’s Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates (other than its countersignature thereof) and it shall not be responsible for any statements of fact or recitals contained in this Agreement or the Warrant Certificates other than its countersignature thereof by the Company, or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

Section 7.05         Compensation and Indemnity.

(a)          Compensation. The Company agrees that the Warrant Agent is entitled, from time to time, to reasonable compensation for its services as agreed in accordance with a fee schedule to be mutually agreed upon between the Company and the Warrant Agent in writing for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable and documented counsel fees and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder) by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent.

(b)         Indemnity. The Company shall indemnify and hold harmless the Warrant Agent, its officers, directors, agents and counsel against any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including reasonable attorneys’ fees and expenses) which may be paid, incurred or suffered by or to which it may become subject arising from or out of, directly or indirectly, any claims or liability resulting from any action taken, suffered or omitted by the Warrant Agent in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement, including the reasonable costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, or of enforcing its indemnification rights under this Agreement. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent, its officers, directors, agents and/or counsel through willful misconduct or gross negligence of any one or more of them (which willful misconduct or gross negligence must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

(c)         Company Instructions. From time to time, the Company may provide the Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time the Warrant Agent may apply to any officer of the Company for instruction, and may consult with legal counsel for the Warrant Agent or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken or omitted in the absence of bad faith by the Warrant Agent (i) in reliance upon any written Company instructions or (ii) upon the advice or opinion of such counsel (in which case, the Warrant Agent will provide advance notice to the Company if it will not take an action required by this Agreement because of the advice or opinion of such counsel). The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.

(d)         Limitation of Liability. The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction). Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought.

(e)         Consequential Damages. Neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

(f)          Survival. The Parties’ obligations pursuant to this Section 7.05 shall survive the termination, exercise or expiration of the Warrants, the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.

Section 7.06         Successor Warrant Agent.

(a)        Company to Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder (which may include the Company) until all the Warrants have been exercised or are no longer exercisable.

(b)         Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than thirty (30) days after the date on which such notice is given unless the Company otherwise agrees in writing. In the event the transfer agency relationship in effect between the Company and the Warrant Agent terminates, the Warrant Agent will be deemed to have resigned automatically, subject to the second clause of the preceding sentence, and will be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Warrant Agent may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be fewer than thirty (30) days after such notice is given unless the Warrant Agent otherwise agrees in writing.

(c)          The Company to Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court shall have been entered in respect of the Warrant Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, or a decree or order by a court shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Notwithstanding the foregoing, if the Company fails to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then the incumbent Warrant Agent may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Pending appointment of a successor to such Warrant Agent either by the Company or by such court, the duties of the Warrant Agent shall be carried out by the Company.

(d)          Successor to Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder; provided that, the predecessor Warrant Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing.

(e)        Successor by Merger. Any Person into which the Warrant Agent hereunder may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any Person to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the Parties.

Section 7.07        Bank Accounts. All funds received by the Warrant Agent under this Agreement that are to be distributed or applied by the Warrant Agent in the performance of services hereunder (the “Funds”) shall be held by the Warrant Agent as agent for the Company and deposited in one or more bank accounts to be maintained by the Warrant Agent in its name as agent for the Company. Until paid pursuant to this Agreement, the Warrant Agent may hold or invest the Funds through such accounts in: (a) funds backed by obligations of, or guaranteed by, the United States of America; (b) debt or commercial paper obligations rated A-1 or P-1 or better by S&P Global Inc. (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively; (c) Government and Treasury backed AAA-rated Fixed NAV money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, as amended; or (d) short term certificates of deposit, bank repurchase agreements, and bank accounts with commercial banks with Tier 1 capital exceeding $1 billion, or with an investment grade rating by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. The Warrant Agent may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. The Warrant Agent shall not be obligated to pay such interest, dividends or earnings to the Company, any Holder or any other party.

Section 7.08         Delivery of Warrant Exercise Price. The Warrant Agent shall forward funds received for Warrant exercises in a given month by the fifth (5th) Business Day of the following month or by one (1) Business Day upon written request of the Company by wire transfer to an account designated by the Company.

Section 7.09        Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

Section 7.10        Force Majeure. Notwithstanding anything to the contrary contained herein, the Company and Warrant Agent will not be liable for any delays or failures in performance to the extent that they result from acts beyond its reasonable control including, without limitation, acts of God, epidemics, pandemics, terrorist acts (including cyberbreaches of any type of a Party’s electronic information systems), shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Section 7.11       Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state, or federal or national government authorities (e.g., in divorce and criminal actions); provided, that for the avoidance of doubt, this Agreement may be filed by the Company with the SEC (without including any fee information).

ARTICLE VIII

MISCELLANEOUS

Section 8.01        Persons Benefiting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

Section 8.02      Rights of Holders. Holders of unexercised Warrants, as such, have no rights as shareholders and are not entitled to exercise any rights whatsoever as shareholders of the Company, including, but not limited to the rights to (a) receive dividends or other distributions, (b) receive notice of or vote at any meeting of the shareholders, (c) consent to any action of the shareholders, (d) receive notice of any other proceedings of the Company or (e) exercise any preemptive right.

Section 8.03        Notices. Any notice or communication between the parties to this Agreement shall be in writing and delivered in Person or mailed by first-class mail with overnight delivery service. Notices sent by mail as described in this section should be addressed as follows:

if to the Company:

Opendoor Technologies Inc.
410 N. Scottsdale Road, Suite 1000
Tempe, AZ

 Attention: Chief Financial Officer and Head of Legal
 and email to: legal@opendoor.com

With a copy to:

Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626
Attention: Ross McAloon
and email to: ross.mcaloon@lw.com

and

Conv-Ex Advisors Limited
80 Coleman Street
London
EC2R 5BJ
United Kingdom
Email:   calculation.agent@conv-ex.com
Attention: Calculation Agency Team

if to the Warrant Agent:

Equiniti Trust Company, LLC,
28 Liberty Street, 53rd floor
New York, NY 10005

Email: reorgwarrants@equiniti.com
Attention: Corporate Actions/Warrants

with a copy to:

Conv-Ex Advisors Limited
80 Coleman Street
London
EC2R 5BJ
United Kingdom
Email:   calculation.agent@conv-ex.com
Attention: Calculation Agency Team

The Company or the Warrant Agent each by notice to the other may designate in writing additional or different physical addresses or e-mail addresses for subsequent notices or communications.

Except for any notice which may be given by issuance of a press release pursuant to the terms of this Agreement, any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Warrant Register, and shall be sufficiently given if so mailed within the time prescribed. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given when sent, whether or not the addressee receives it.

Notwithstanding any other provision of this Agreement, where this Agreement provides for notice of any event to the Holders, such notice shall be sufficiently given to any Holder of a Warrant represented by a Global Warrant if given to the Depositary pursuant to the customary procedures of the Depositary.

Except for any notice which provides for a shorter period pursuant to the terms of this Agreement, any notice delivered pursuant to this Agreement that restricts the ability of a Holder to exercise its Warrant not otherwise described in this Agreement shall only be effective at least five (5) Business Days after the delivery of such notice.

Notwithstanding anything to the contrary herein, issuance by the Company of a press release in accordance with its customary procedures or as prescribed by this Agreement shall satisfy any requirement to provide public notice or notice in writing or by email under this Agreement (except for notices required to be delivered to the Warrant Agent).

Section 8.04        Governing Law. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT, THE WARRANT CERTIFICATES AND THE WARRANTS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE WARRANT CERTIFICATES AND THE WARRANTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.05        Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

Section 8.06        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument. Counterparts may be delivered via facsimile, PDF, electronic mail (including any electronic signature covered by the U.S. federal ESIGN of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, including docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 8.07        Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction; provided, however, that if such excluded provision shall materially and adversely affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

Section 8.08        Withholding Rights. In the event that the Company, the Warrant Agent or their agents determine that they are obligated to withhold or deduct any tax or other governmental charge under any applicable law on behalf of a Holder (whether upon the distribution of the Warrants under this Agreement, upon any adjustment made pursuant to Article IV, upon exercise or otherwise), the Company, the Warrant Agent or their agents shall be entitled, but not obligated, to deduct and withhold such amount by withholding a portion or all of the Warrants or Warrant Shares otherwise deliverable or by otherwise using any property (including, without limitation, Warrants, Warrant Shares or cash) that would otherwise be delivered to or is owned by such Holder, in each case in such amounts as they deem necessary to meet their withholding obligations, and shall also be entitled, but not obligated, to sell all or a portion of such withheld Warrants, Warrant Shares or such other property of the Holder by public or private sale in such amounts and in such manner as they deem necessary and practicable to pay such taxes and charges. In such case, (i) the Company, the Warrant Agent or their agents, as applicable, shall remit to the applicable tax or other authority the required withholding amount or other charge, and (ii) any withheld amounts (and, if applicable in connection with adjustments pursuant to Article IV, other property) shall be treated for all purposes of this Agreement as having been distributed to the Holders in respect of which such deduction and withholding was made. Each Holder shall submit (and shall at all times be eligible to deliver) to the Company or the Warrant Agent on or prior to the date that it becomes a Holder, a properly executed IRS Form W-9 or appropriate IRS Form W-8, as applicable and any other tax form or certification reasonably requested by the Company or the Warrant Agent to establish an exemption from withholding tax on payments and deliveries hereunder as well as an exemption from, or a reduction in the rate of, U.S. withholding that may apply to any dividend or constructive dividend (e.g., under Section 305(c) of the Internal Revenue  Code of 1986, as amended), and, in each case, shall promptly update such form or certification upon reasonable request or if it expires or becomes obsolete or inaccurate in any respect. Notwithstanding any provision to the contrary, the Company, the Warrant Agent or their agents (i) may determine in their reasonable discretion the amount and the timing of any such dividend or constructive dividend and (ii) shall be authorized to take any actions that may be necessary or appropriate to comply with all applicable tax withholding and reporting requirements under applicable law.

Section 8.09        Calculations; Calculation Agent. Conv-Ex Advisors Limited shall be the initial Calculation Agent, pursuant and subject to the terms of the Calculation Agency Agreement, dated on or about the date of this Agreement. The Calculation Agent will be responsible for making all calculations and other determinations specified to be made by it under this Agreement and the Warrants, and any calculations and determinations not so specified will be the responsibility of the Company or an Independent Advisor. All calculations and determinations will be made in good faith and, absent manifest error, such calculations and determinations will be final and binding on the Company, the Warrant Agent and the Holders. The Company will provide with reasonable notice a schedule of the calculations and determinations made by the Company, the Calculation Agent or an Independent Advisor, as applicable, to the Warrant Agent. The Warrant Agent is entitled to rely conclusively upon the accuracy of the calculations and determinations made by the Company, the Calculation Agent and any Independent Advisor appointed in accordance with this Agreement without independent verification.

Section 8.10        Limited Responsibility of Calculation Agent and Independent Advisor. The Calculation Agent (and any Independent Advisor appointed in connection with the Warrants) is acting exclusively as an agent for, and upon request by, the Company. Neither the Calculation Agent (acting in such capacity) nor any Independent Advisor appointed in connection with the Warrants (acting in such capacity) shall have any relationship of agency or trust with, nor shall the Calculation Agent (acting in such capacity) nor any Independent Advisor appointed as aforesaid shall be liable to nor shall they incur any liability as against, the Holders or the Warrant Agent.

Section 8.11        Entire Agreement. This Agreement and the Warrant Certificate contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Notwithstanding anything to the contrary contained in this Agreement, in the event of an inconsistency between any provision in this Agreement and any provision in a Warrant Certificate, as it may from time to time be amended, the terms of this Agreement shall prevail.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first written above.

OPENDOOR TECHNOLOGIES INC.

By:	/s/ Christy Schwartz
	Name:	Christy Schwartz
	Title:	Interim Chief Financial Officer

Opendoor Technologies Inc. – Signature Page to Warrant Agreement

EQUINITI TRUST COMPANY, LLC
as Warrant Agent

By:	/s/ Susan R. Hogan
	Name:	Susan R. Hogan
	Title:	Senior Vice President

Opendoor Technologies Inc. – Signature Page to Warrant Agreement

EXHIBIT A

FORM OF WARRANT

[Global Securities Legend]

UNLESS THIS GLOBAL WARRANT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE WARRANT AGREEMENT REFERRED TO BELOW.

1

No. [ ]	Certificate for [ ] Series [K][A][Z] Warrants

WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF
OPENDOOR TECHNOLOGIES INC.

THIS CERTIFIES THAT [ ], or its registered assigns, is the registered holder of the number of Series [K] [A] [Z] Warrants set forth above (the “Warrants”). Each Series [K] [A] [Z] Warrant entitles the holder thereof (the “Holder”), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Opendoor Technologies Inc., a corporation organized under the laws of the State of Delaware (including any successor thereto, the “Company”) a number of shares of common stock, par value of $0.0001 per share, of the Company (the “Common Stock”) equal to the Series [K] [A] [Z] Warrant Exercise Rate (which is initially one (1) at an initial exercise price of $[9.00][13.00][17.00] per Warrant (the “Series [K] [A] [Z] Warrant Exercise Price”), payable in cash as described in the Warrant Agreement. This Warrant Certificate shall terminate and become void as of the earlier of (x) the Close of Business, on the Expiration Date for the Series [K] [A] [Z] Warrants or (y) upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares issuable upon exercise of the Series [K] [A] [Z] Warrants shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of November 21, 2025 (the “Warrant Agreement”), between the Company and Equiniti Trust Company, LLC (the “Warrant Agent,” which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. In the event of an inconsistency between the terms of this Warrant Certificate and the Warrant Agreement, the terms of the Warrant Agreement shall prevail. The Company shall amend any provisions of the Warrant Certificate in compliance with Section 4.05 or 4.06 of the Warrant Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent, Equiniti Trust Company, LLC, 28 Liberty Street, 53rd floor, New York, NY 10005.

Subject to the terms of the Warrant Agreement, the Series [K] [A] [Z] Warrants may be exercised in whole or in part prior to 5:00 p.m., New York City time, on any Business Day (each, an “Exercise Date”), in accordance with Section 3.04 of the Warrant Agreement; provided however, that no Warrant shall be exercisable after the Close of Business on the Expiration Date for the Series [K] [A] [Z] Warrants, as it may be adjusted in accordance with the Warrant Agreement.

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If the date specified as the Exercise Date is not a Business Day, the Series [K] [A] [Z] Warrants will be deemed to be received and exercised on the next succeeding Business Day. If a notice of Exercise of Warrants is received or deemed to be received after the Close of Business on the Expiration Date for the Series [K] [A] [Z] Warrants, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. Any otherwise valid exercise of Warrants submitted after any applicable deadline for exercise may, in the sole and absolute discretion of the Company, be accepted and honored. The Company’s decision with respect to any such exercise shall be determinative.

Notwithstanding the foregoing, holders of Series [K] [A] [Z] Warrants will be able to exercise their Warrants only if (i) the Common Stock Shelf Registration Statement relating to the Warrant Shares issuable upon conversion of the Series [K] [A] [Z] Warrants is effective and not subject to suspension pursuant to the Warrant Agreement or a Net Exercise Period is in effect for the Series [K] [A] [Z] Warrants and (ii) such securities are qualified for sale or exempt from qualification under the applicable securities laws of any relevant states or other jurisdictions;

Upon any partial exercise of the Series [K] [A] [Z] Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants. If any fraction of a Warrant Share would be issuable upon the exercise of Series [K] [A] [Z] Warrants, then the Company shall round down the total number of shares of Common Stock to be issued to the relevant Holder to the nearest Whole Number.

All Warrant Shares issuable upon exercise of the Series [K] [A] [Z] Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

The Holder in whose name a Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

Holders of Series [K] [A] [Z]  Warrants do not have any rights as a stockholder with respect to the shares of Common Stock issuable upon exercise of the Warrants prior to the time such Warrants are validly exercised in accordance with all the terms and conditions of this Warrant Agreement, and the Series [K] [A] [Z] Warrant Exercise Price is paid.

[Signature page follows]

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This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

OPENDOOR TECHNOLOGIES INC

By:
Name:
Title:

DATED: November 21, 2025

Countersigned:

EQUINITI TRUST COMPANY, LLC,
as Warrant Agent

By:
Name:
Title:

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FORM OF ELECTION TO PURCHASE WARRANT SHARES

(to be executed only upon exercise of Warrants)

OPENDOOR TECHNOLOGIES INC.

The undersigned hereby irrevocably elects to exercise the number of Series [K] [A] [Z] Warrants set forth below, each of which entitles the holder to purchase a number of shares of Common Stock, par value $0.0001 per share, of Opendoor Technologies Inc. equal to the Series [K] [A] [Z] Warrant Exercise Rate, at an exercise price of $[•] per Warrant (the “Series [K] [A] [Z] Warrant Exercise Price”), payable in cash on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement therein referred to, surrenders all right, title and interest in the number of Series [K] [A] [Z] Warrants exercised hereby to Opendoor Technologies Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants, and interests in any Global Warrant or Definitive Warrant representing unexercised Warrants, be registered or placed in the name and at the address specified below and delivered thereto. If other than the registered holder of the Series [K] [A] [Z] Warrants, the undersigned must pay all transfer or similar taxes, assessments or similar governmental charges in connection with any exercise of such Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement.

A.          Number of Series [K] [A] [Z] Warrants exercised hereby: ____________________

[B.          Warrant Exercise Price: $[•]

C.          Aggregate Series [K] [A] [Z] Warrant Exercise Price in respect of number of Warrants exercised hereby: $_______________(= A x B)]1

Date:
(Name of Owner)
(Signature of Owner)[2]
(Street Address)
(City) (State) (Zip Code)

Securities to be issued to:

If held in book-entry form through the Depositary:

Depositary Account Number:

[1]	To be omitted if Net Exercise Period is in effect.

[2]	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

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Name of Agent Member:

If in definitive or uncertificated form:

Social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Series [K] [A] [Z] Warrants evidenced by the exercising Holder’s interest in the applicable Global Warrant or Definitive Warrant, as the case may be, to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive form:

Social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

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FORM OF Series [K] [A] [Z] WARRANT TRANSFER

For value received, the undersigned hereby sells, assigns and transfers unto the right to purchase [ ] Warrant Shares representing shares of Common Stock, par value $0.0001 per share, of Opendoor Technologies Inc. (the “Company”) pursuant to the attached Warrant Certificate and does hereby irrevocably constitute and appoint attorney to transfer the Series [K] [A] [Z] Warrant, or such portion as is transferred hereby, on the books of the Company with full power of substitution in the premises. The undersigned requests said attorney to issue to the transferee a Warrant Certificate evidencing such transfer and to issue to the undersigned a new Warrant Certificate evidencing the right to purchase Warrant Shares for the balance not so transferred, if any.

Date:

(Signature of Owner)[3]
(Street Address)
(City) (State) (Zip Code)

Medallion Guarantee by:

Name in which new Series [K] [A] [Z] Warrant(s) should be registered:
(Name)
(Street Address)
(City) (State) (Zip Code)
(social security or identifying number)

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The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be medallion guaranteed by an eligible guarantor institution.

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SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY4

The initial number of Series [K] [A] [Z] Warrants represented by the Global Warrants is [  ].

The following increases or decreases in this Global Security have been made:

Date of Exercise or Exchange	Decrease in number of Series [K] [A] [Z] Warrants in this Global Warrant Certificate	Increase in number of Series [K] [A][Z] Warrants in this Global Warrant Certificate	Number of Series [K] [A] [Z] Warrants in this Global Warrant Certificate following such change	Signature of authorized officer of Warrant Agent

[4]	To be included only if Warrants are in global form.

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